                            H. F. AHMANSON & COMPANY
                                   ("Issuer")

                          Subordinated Debt Securities


                                Terms Agreement
                                ---------------


                                                            August 24, 1994


H. F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California  91706

Attention:  Chief Financial Officer

          The several Underwriters named in Schedule A hereto agree to purchase the following principal amount of Designated Securities on and subject to the terms and conditions of the Underwriting Agreement attached hereto ("Underwriting Agreement").

     TITLE:  7.875% Subordinated Notes due September 1, 2004.

     AGGREGATE PRINCIPAL AMOUNT:  $125,000,000.

     PRICE TO PUBLIC: 99.534% of the principal amount of the Designated Securities, plus accrued interest, if any, from August 31, 1994.

     PURCHASE PRICE BY UNDERWRITERS: 98.934% of the principal amount of the Designated Securities.

     DELIVERY OF DESIGNATED SECURITIES: The Designated Securities shall be represented by one or more global certificates that will be deposited with The Depository Trust Company ("DTC") at least twenty-four hours before the closing (as specified below) and registered in the name of DTC's nominee. Ownership interests in the Designated Securities shall be delivered by or on behalf of the Issuer to the Underwriters in book-entry form through the book-entry facilities of DTC for the respective accounts of the Underwriters or their nominees that are participants in DTC, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid, against payment by the Underwriters of the purchase price therefor.

     SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE: Immediately available funds.

     INDENTURE: Indenture dated as of August 24, 1994, between the Issuer and The First National Bank of Chicago, as Trustee.

     MATURITY:  September 1, 2004.

     INTEREST RATE:  7.875% per annum.

     INTEREST PAYMENT DATES: September 1 and March 1 of each year, commencing March 1, 1995.

     REDEMPTION PROVISIONS:  None.

     SINKING FUND PROVISIONS:  None.

     DEFEASANCE PROVISIONS: All provisions described in the Prospectus are applicable.

     CLOSING: 7:00 A.M., August 31, 1994, at Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California.

NAMES AND ADDRESS OF THE UNDERWRITERS:

     Lehman Brothers Inc.
     CS First Boston Corporation
     Smith Barney Inc.
     c/o Lehman Brothers Inc.
         Three World Financial Center
         New York, New York  10285

          Lehman Brothers Inc. will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by Lehman Brothers Inc. will be binding upon all the Underwriters.

          The respective amounts of the Designated Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                         Very truly yours,

                         LEHMAN BROTHERS INC.
                         CS FIRST BOSTON CORPORATION
                         SMITH BARNEY INC.

                         By Lehman Brothers Inc.



                         By _____________________________
                            Herbert McDade III
                            Managing Director

                                  SCHEDULE A

                                        PRINCIPAL
                                        AMOUNT OF
                                        DESIGNATED
                                        SECURITIES
                                           TO BE
UNDERWRITER                              PURCHASED
- - -----------------------------          ------------

Lehman Brothers Inc...............     $ 43,000,000
CS First Boston Corporation.......     $ 41,000,000
Smith Barney Inc..................     $ 41,000,000
                                       ------------

          Total...................     $125,000,000
                                       ============

To:  Lehman Brothers Inc.
     CS First Boston Corporation
     Smith Barney Inc.
     c/o Lehman Brothers Inc.
         Three World Financial Center
         New York, New York  10285

     We accept the offer contained in the Terms Agreement, dated August 24, 1994, relating to $125,000,000 aggregate principal amount of 7.875% Subordinated Notes due September 1, 2004. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement signed by the Issuer and attached hereto ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                                    Very truly yours,

                                    H. F. AHMANSON & COMPANY



                                    By: _____________________________
                                        Anne-Drue Anderson
                                        First Vice President
                                         and Treasurer

                            H. F. AHMANSON & COMPANY

                          Subordinated Debt Securities

                             Underwriting Agreement



                                                                 August 24, 1994



To the Representatives of the
  several Underwriters named
  in the respective Terms
  Agreements hereinafter described

Dear Sirs:

          1. Introductory. H. F. Ahmanson & Company, a Delaware corporation (the "Issuer"), proposes to enter into one or more Terms Agreements (each, a "Terms Agreement") in the form of Annex I hereto with such additions and deletions as the parties thereto may determine, and subject to the terms and conditions stated herein and therein, to issue and sell to the Underwriters named in the applicable Terms Agreement (such firms constituting the "Underwriters" with respect to such Terms Agreement and the Securities specified therein), the aggregate principal amount of Subordinated Debt Securities (the "Securities"), of the Issuer specified in such Terms Agreement (with respect to such Terms Agreement, the "Designated Securities").

          The terms of any particular issuance of Designated Securities shall be as specified in the Terms Agreement relating thereto and in or pursuant to the indenture ("Indenture") specified in the Terms Agreement.

          Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities for whom firms designated as representatives of the Underwriters of such Securities in the Terms Agreement relating thereto will act as Representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as the sole Representative of the Underwriters and to Underwriters acting without any firm being designated as their Representative. This Underwriting Agreement shall not be construed as an obligation on the part of the Issuer to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Issuer to issue and sell any of the Securities and the obligation of any of the

Underwriters to purchase any of the Securities shall be evidenced by the Terms Agreement with respect to the Designated Securities specified therein. Each Terms Agreement shall specify the title of such Designated Securities, the aggregate principal amount of such Designated Securities, the price to the public of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities and the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Terms Agreement shall also specify (to the extent not set forth in the registration statement and prospectus related thereto) the terms of such Designated Securities. A Terms Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or other rapid transmission device designed to produce a written record of communications transmitted.

          2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The registration statement (No. 33-57218) relating to the Securities (including a prospectus which, as supplemented, shall be used in connection with sales of the Securities) has been filed with the Securities and Exchange Commission ("Commission"); and such registration statement and each post-effective amendment thereto have been declared effective by the Commission. The registration statement relating to Securities and the Designated Securities in any offering hereunder, as amended at the time of any Terms Agreement referred to in Section 1 and Section 3, is hereinafter referred to as the "Registration Statement," and the prospectus as supplemented as contemplated by Section 1 and Section 3 to reflect the terms of the Designated Securities and terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

          (b) On the effective date of the Registration Statement, such Registration Statement conformed in all respects to the requirements of the Securities Act of 1933 ("Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of each Terms Agreement referred to in Section 1 and Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon written information furnished to the Issuer by any Underwriter specifically for use therein.

          3. Purchase and Offering. Upon the execution of the Terms Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer the Designated Securities for sale upon the terms and conditions set forth in the Prospectus. The obligations of the Underwriters to purchase the Designated Securities shall be several and not joint. Unless otherwise specified in the Terms Agreement, certificates representing Designated Securities to be purchased by each Underwriter pursuant to a Terms Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Underwriters request upon at least two full business days' prior notice to the Issuer, shall be delivered by or on behalf of the Issuer to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks payable to the order of the Issuer in the funds specified in such Terms Agreement, all at the place and time and date specified in such Terms Agreement or at such other place and time and date as the Representatives and the Issuer may agree upon in writing, such time and date being herein called a "Closing Date" for such Designated Securities.

          4. Covenants of the Issuer. The Issuer agrees with the several Underwriters in connection with each offering of the Designated Securities:

          (a) The Issuer will prepare the Prospectus and file such Prospectus pursuant to Rule 424(b) under the

     Act not later than the Commission's close of business on the second business day following the execution and delivery of each Terms Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, and will advise the Representatives promptly of such filing; the Issuer will file timely all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for so long as the delivery of a prospectus is required in connection with the offering of the Designated Securities.

          (b) The Issuer will advise the Representatives promptly of any amendment or supplementation of the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representatives (which consent shall not be unreasonably withheld, but shall not be deemed a waiver of any condition set forth in
     Section 5 below); the Issuer will also advise the Representatives of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Issuer promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriters agree to use the Prospectus, as so amended and supplemented, in lieu of the Prospectus theretofore in effect.

          (d) Not later than 18 months after the date of each Terms Agreement, the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of such Terms Agreement which will satisfy the provisions of
     Section 11(a) of the Act.

          (e) The Issuer will furnish to the Representatives copies of the Registration Statement, including all exhibits, each preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

          (f) The Issuer will arrange for the qualification of the Designated Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions within the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Designated Securities as contemplated by this Agreement; provided that the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (g) During a period of five years from the effective date of the Registration Statement, to furnish to each Representative (i) as soon as available, a copy of any report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act and (ii) subject to applicable law, from time to time, such other information concerning the Issuer as the Representatives may reasonably request. To the extent such information is specifically designated by the Issuer as confidential and is not otherwise available to the public, you will not disseminate such information unless required to do so by applicable law or legal or administrative process.

          (h) The Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iii) any fees charged by securities rating services for rating the Designated Securities at the request of the Issuer;
     (iv) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Designated Securities; (v) the cost of preparing note certificates; (vi) the cost and charges of any depositary, transfer agent or registrar; and
     (vii) all other costs and expenses incident to the performance of its obligations hereunder and under the applicable Terms Agreement which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any Designated Securities by them and any advertising expenses connected with any offers they may make.

          (i) Without your prior written consent, the Issuer will not, during the period beginning on the date of the Terms Agreement and continuing to and including the last Closing Date for such Designated Securities or, if later, the date of expiration of any option granted to the Underwriters by the Issuer to purchase Designated Securities, offer, sell or agree to sell or otherwise dispose of any securities of the Issuer which are substantially similar to the Designated Securities without the prior written consent of the Representatives.

          5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters of any Designated Securities under the Terms Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Issuer in or incorporated in the Terms Agreement are, at and as of the relevant Closing Date, true and correct, the condition that the Issuer shall have performed all of its obligations hereunder and under the applicable Terms Agreement theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission;

          (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Issuer, the validity of the Designated Securities, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) The Representatives shall have received the written opinion or opinions, dated such Closing Date, in form and substance satisfactory to the Representatives of (A) Gibson, Dunn & Crutcher, counsel for the Issuer (as to paragraphs (i), (ii), (vi), (vii) and (viii) below) and (B) Tim S. Glassett, Assistant General Counsel of the Issuer, or other counsel acceptable to you (as to paragraphs (iii), (iv) and (v) below) to the effect that:

               (i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and Home Savings of America, FSB ("Home Savings") has been duly organized and is validly existing as a savings bank in good standing under the laws of the United States of America, each with all necessary corporate power to own its properties and conduct its business as described in the Prospectus, and Home Savings is a member of the Federal Home Loan Bank of San Francisco; and the savings accounts of depositors in Home Savings are insured by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the law and the rules and regulations of the FDIC;

              (ii) The Indenture has been duly authorized, executed and delivered by the Issuer; the Designated Securities have been duly authorized, executed and delivered by the Issuer and conform in all material respects to the description thereof contained in the Prospectus; and the

          Indenture and the Designated Securities, assuming the Designated Securities are authenticated by the Trustee as contemplated by the Indenture, constitute valid and legally binding obligations of the Issuer subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, and to general equity principles, regardless of whether such enforcement is considered in a proceeding at law or in equity;

             (iii) Each of the Issuer and Home Savings has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

               (iv) To the best of such counsel's knowledge, (A) the Issuer and Home Savings are conducting their respective businesses in compliance in all material respects with all applicable material Federal and State laws and regulations (including without limitation all regulations and orders of the Commission and FDIC), and (B) neither the Issuer nor Home Savings is charged with or under investigation with respect to any material violation of any such laws or regulations or the subject of any pending or threatened material adverse proceedings by any such regulatory authority having jurisdiction over its business or operations;

              (v) This Agreement and the Terms Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Issuer;

             (vi) The execution, delivery and performance by the Issuer of the Indenture, this Agreement and the Terms Agreement with respect to the Designated Securities and the issuance and sale of the Designated Securities and compliance by the Issuer with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, rule, regulation or order known to such counsel of any governmental agency or body or any court having jurisdiction over the Issuer or Home Savings or any of their properties (provided that such counsel need not express any opinion in this clause (A) with respect to the antifraud provisions of the Federal securities laws, rules and regulations that are expressly considered in other sections of its opinion, or with respect to state securities or blue sky laws), (B) any agreement or instrument listed as material to the Issuer or Home Savings on the officer's certificate annexed to such opinion, to which the Issuer or Home Savings is a party or by which the Issuer or Home Savings is bound or to which any of the properties of the Issuer or Home Savings is subject, or (C) the Certificate of Incorporation or Bylaws of the Issuer or Charter or Bylaws of Home Savings;

            (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale by the Issuer of the Designated Securities or the consummation by the Issuer of the other transactions contemplated by this Agreement and the Terms Agreement with respect to the Designated Securities, except the registration of the Designated Securities under the Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters of the Designated Securities; and

              (viii) The Registration Statement and Prospectus and any further amendments and supplements thereto made by the Issuer prior to such Closing Date (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; the description in the Prospectus under the captions "H.
          F. Ahmanson & Company" and "Description of Debt Securities", together with the description in the Prospectus Supplement under the captions "Recent Developments -- Regulatory

          Developments" and "Description of the Notes", of statutes, rules, regulations, legal and governmental proceedings and contracts and other documents described therein are accurate in all material respects and fairly present the information required to be shown.

          You shall have also received from Gibson, Dunn & Crutcher a written statement, dated the Closing Date, in the standard form of such counsel, to the effect that, based on their participation in the preparation thereof, no facts have come to the attention of such counsel that would lead them to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Issuer prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Issuer prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that as of such Closing Date, the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Issuer prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided that such counsel may state that the limitations inherent in their examination and the knowledge available to them are such that they are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of such statements except for those statements under the captions "H. F. Ahmanson & Company" and "Description of Debt Securities" in the Prospectus and "Recent Developments -- Regulatory Developments" and "Description of the Notes" in the Prospectus Supplement insofar as statutes, rules, regulations, contracts or other documents are described therein; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or Prospectus which are not filed or incorporated by reference or described as required;

          (d) At each Closing Date, KPMG Peat Marwick shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, each in form and substance satisfactory to the Representatives, to the effect set forth in Annex II hereof;

          (e) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of the Representatives, materially impairs the investment quality of the Designated Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) neither Standard and Poor's Corporation nor Moody's Investors Service, Inc. shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Issuer's debt securities or preferred stock; (iv) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (v) a general moratorium on commercial banking activities in New York or California declared by either Federal or applicable state authorities; or (vi) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in Clauses (i) or (vi) in the judgment of the Representatives makes it impracticable to proceed with the public offering or the delivery of the Designated Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus; and

          (f) The Issuer shall have furnished or caused to be furnished to the Representatives at such Closing Date certificates of the President or any Vice President and a principal financial or accounting officer of the Issuer which shall state that to the best of their knowledge after reasonable investigation in their capacity as officers of the Issuer (i) the representations and warranties of the Issuer herein and in the Terms Agreement with respect to the Designated Securities at and as of such Closing Date are true and correct, (ii) the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the applicable Terms Agreement at or prior to such Closing Date, (iii) the matters set forth in subsection (a) (regarding a suspension of effectiveness) of this Section are true and correct and (iv) there has been no change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which materially impairs the investment quality of the Designated Securities.

          6. Conditions to the Obligations of the Issuer. The obligation of the Issuer to issue and sell any Designated Securities under a Terms Agreement shall be subject to (i) the performance by the Underwriters in all material respects of their respective obligations hereunder; and (ii) the condition precedent that prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Underwriter, contemplated by the Commission.

          7. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred as such expenses are incurred by such Underwriter in connection with investigating or defending any such action or claim, such amounts to be repaid by such Underwriter if and to the extent it shall be determined ultimately that such Underwriter was not entitled to such amounts under the provisions of this Agreement; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement or any related preliminary prospectus supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein; and provided, further, that the Issuer shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any untrue statement or omission in any preliminary prospectus supplement to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact such Underwriter sold Designated Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required if the Issuer has previously furnished copies thereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus supplement or the Prospectus, as the case may be, which was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto or any preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus supplement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter expressly for use therein, and will reimburse the Issuer for any legal or other expenses reasonably incurred as such expenses are incurred by the Issuer in connection with investigating or defending any such action or claim, such amounts to be repaid by the Issuer if and to the extent it shall be determined ultimately that the Issuer was not entitled to such amounts under the provisions of this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that the indemnifying party is prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Designated Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer as set forth in the table on the cover page of the Prospectus bear to the total underwriting discounts and commissions received by the Underwriters as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and to each person, if any, who controls the Issuer within the meaning of the Act.

          8. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under a Terms Agreement at a Closing Date, the Representatives shall use reasonable efforts to arrange for another party or other parties to purchase such Designated Securities, or the Representatives may in their discretion purchase such Designated Securities, on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Issuer shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Issuer that the Representatives have so arranged for the purchase of such Designated Securities, or the Issuer notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Issuer shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuer agrees to file promptly any amendments to the

Registration Statement or the Prospectus which in the Representatives' reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been made a party to this Agreement or a Terms Agreement with respect to such Designated Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuer as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Designated Securities to be purchased at such Closing Date, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase hereunder on such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase hereunder) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Issuer as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remain unpurchased exceeds one-eleventh of the aggregate principal amount of Designated Securities to be purchased on such Closing Date, or if the Issuer shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement and the Terms Agreement with respect to the Designated Securities and any obligation of the Underwriters to purchase and of the Issuer to sell the Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuer, except for the expenses to be borne by the Issuer and the Underwriters as provided in the first sentence of Section 4(h) hereof and the indemnity and contribution agreements in
Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the several Underwriters, as set forth in this Agreement and the Terms Agreement with respect to the Designated Securities or made by or on behalf of them, respectively, pursuant to this Agreement and the Terms Agreement with respect to the Designated Securities, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuer, or any officer or director or controlling person of the Issuer, and shall survive delivery of and payment for the Designated Securities.

          If this Agreement shall be terminated pursuant to Section 6(i),
Section 5(e)(iii), (iv) (only with regards to a suspension or material limitation in trading in securities generally on the New York Stock Exchange, or the setting of minimum prices for trading on such exchange), (v) or (vi) or
Section 8 hereof, the Issuer shall not then be under any liability to any Underwriter except as provided in the first sentence of Section 4(h) and Section 7 hereof; but, if for any other reason the Designated Securities are not delivered by or on behalf of the Issuer as provided in the applicable Terms Agreement, the Issuer will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Designated Securities, but the Issuer shall then be under no further liability to any Underwriter except as provided in Section 4(h) and Section 7 hereof.

         10. Notices. In all dealings under a Terms Agreement, the Representatives shall act on behalf of each of the Underwriters of such Designated Securities, and the parties to any Terms Agreement shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

          All statements, requests, notices, and agreements hereunder and under any Terms Agreement shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Representatives at their address set forth in the applicable Terms Agreement; and if to the Issuer shall be sufficient in all respects if delivered or sent by registered mail to 4900 Rivergrade Road, Irwindale, California 91706, Attention: General Counsel; provided, however, that the Representatives agree to use reasonable efforts to advise orally Charles R. Rinehart, Kevin M. Twomey or George G. Gregory of the mailing or transmission of any such notice concurrently with such mailing or transmission, but the failure to advise any of the foregoing individuals of any such notice shall not invalidate such notice; and provided, further, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuer by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          11. Successors. This Agreement shall be binding upon and inure solely to the benefit of, the Underwriters of Designated Securities, the Issuer and, to the extent provided in Section 7 and Section 9 hereof, the officers and directors of the Issuer and each person who controls the Issuer or any such Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         12. Time. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         13. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                         Very truly yours,

                         H. F. AHMANSON & COMPANY



                         By: _______________________________
                             Name:
                             Title:

                                                                        ANNEX II



     Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish a letter or letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Issuer and its subsidiaries within the meaning of the Act and the Rules and Regulations;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Issuer for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

        (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Issuer and its subsidiaries, inspection of the minute books of the Issuer and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Issuer and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Issuer's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Issuer's Annual Report on Form 10-K for the most recent fiscal year;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Issuer's Annual Report on Form 10-K for the most recent fiscal year;

               (C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Issuer and its subsidiaries, or any decreases in consolidated stockholders' equity, total deposits or total assets, or changes in allowance for possible loan losses or other items specified by the Representatives, or any increases in Federal Home Loan Bank advances or any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (D) there were any decreases in consolidated net interest income, consolidated noninterest income or total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Issuer and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in
     Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Issuer and its subsidiaries and have found them to be in agreement.

          All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as amended or supplemented in relation to the applicable Designated Securities at the Closing Date for such Designated Securities.

                                                                         ANNEX I
                            H. F. AHMANSON & COMPANY


                          Subordinated Debt Securities


                                Terms Agreement


                                         August __, 1994



H. F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California  91706

Attention:  Chief Financial Officer

          The undersigned agrees to purchase the following principal amount of Designated Securities on and subject to the terms and conditions of the Underwriting Agreement attached hereto ("Underwriting Agreement").

     TITLE:

     AGGREGATE PRINCIPAL AMOUNT:

     PRICE TO PUBLIC:

     PURCHASE PRICE BY UNDERWRITERS:

     DELIVERY OF DESIGNATED SECURITIES:

     SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     INDENTURE:

     MATURITY:

     INTEREST RATE:

     INTEREST PAYMENT DATES:

     REDEMPTION PROVISIONS:

     SINKING FUND PROVISIONS:

     DEFEASANCE PROVISIONS:

 CLOSING:

NAMES AND ADDRESS OF THE UNDERWRITERS:


          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                         Very truly yours,





                         By _________________________
                            Name:
                            Title:

To:


     We accept the offer contained in the Terms Agreement, dated August __, 1994, relating to $__________ aggregate principal amount of ___% Subordinated Notes due __________. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement signed by the Issuer and attached hereto ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries except as set forth in or contemplated by the Prospectus.

                         Very truly yours,

                         H. F. AHMANSON & COMPANY



                         By: _______________________
                             Name:
                             Title: